C.H. Robinson Worldwide, Inc.

8100 Mitchell Road, Suite 200

Eden Prairie, Minnesota 55344

Chad Lindbloom, vice president and chief financial officer (952) 937-7779

Angie Freeman, investor relations (952) 937-7847

FOR IMMEDIATE RELEASE

C.H. ROBINSON REPORTS FOURTH QUARTER AND ANNUAL RESULTS

MINNEAPOLIS, January 30, 2007 - C.H. Robinson Worldwide, Inc. ("C.H. Robinson") (NASDAQ: CHRW), today reported financial results for the three months and twelve months ended December 31, 2006.

Summarized financial results for the quarter and twelve months ended December 31 are as follows (dollars in thousands, except per share data):

	Three months ended December 31,			Twelve months ended December 31,
	2006	2005	% Change	2006	2005	% Change

Gross profits	$ 278,522	$ 236,082	18.0%	$ 1,082,544	$ 879,750	23.1%
Operating income	110,375	92,622	19.2%	417,845	326,361	28.0%
Net income	71,827	58,146	23.5%	266,925	203,358	31.3%
Diluted EPS	$ 0.41	$ 0.33	24.2%	$ 1.53	$ 1.16	31.9%

Total Transportation gross profits increased 19.5 percent to $246.2 million in the fourth quarter of 2006 from $205.9 million in the fourth quarter of 2005. Our Transportation gross profit margin increased to 18.3 percent in 2006 from 15.7 percent in 2005.

The increase in our Transportation gross profit margin in the fourth quarter is due to an increase in our truck transportation gross profit margins and to a change in the mix of services that make up this business line. Our truck transportation gross profit margin expanded as overall market demand slowed and the truck capacity market loosened. We also had faster growth in our miscellaneous transportation management services business line, which has a higher gross profit margin than our overall Transportation business line.

Our truck transportation gross profits increased 19.8 percent in the fourth quarter of 2006. Our growth was driven by both increased margins and increased volumes. While our volume growth was relatively consistent as the quarter progressed, our margins expanded through the quarter.

Our intermodal gross profit increase of 11.1 percent in the fourth quarter of 2006 resulted from an increase in gross profit margins, offset in part by a decrease in volume.

In our international freight forwarding business, our ocean gross profits increased 9.3 percent and our air gross profits increased 17.5 percent in the fourth quarter of 2006.

Miscellaneous transportation gross profits consist primarily of transportation management fees, customs brokerage fees, and warehouse and cross-dock services. The increase of 43.4 percent in the fourth quarter was driven by increases in our transportation management fees and customs brokerage business.

For the fourth quarter, Sourcing gross profits increased 7.5 percent to $21.8 million in 2006 from $20.3 million in 2005. This increase was due to higher volumes with retail and foodservice customers through integrated programs.

Information Services gross profits increased 7.0 percent to $10.5 million in the fourth quarter of 2006 from $9.9 million in the fourth quarter of 2005, due to transaction volume growth and an increase in pricing related to certain truck stop services.

For the fourth quarter, operating expenses increased 17.2 percent to $168.1 million in 2006 from $143.5 million in 2005. This was due to an increase of 17.8 percent in personnel expenses and an increase of 15.4 percent in selling, general and administrative expenses.

As a percentage of gross profits, operating expenses decreased to 60.4 percent in 2006 from 60.8 percent in 2005. This decrease was due to a decline in selling, general and administrative expenses as a percentage of gross profits from 14.3 percent to 14.0 percent.

Founded in 1905, C.H. Robinson Worldwide, Inc., is one of the largest non-asset based third party logistics companies in the world. C.H. Robinson is a global provider of multimodal transportation services and logistics solutions, currently serving over 25,000 customers through a network of 214 offices in North America, South America, Europe, and Asia. C.H. Robinson maintains one of the largest networks of motor carrier capacity in North America and works with approximately 45,000 carriers worldwide.

Except for the historical information contained herein, the matters set forth in this release are forward-looking statements that represent our expectations, beliefs, intentions or strategies concerning future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience or our present expectations, including, but not limited to such factors as market demand and pressures on the pricing for our services; competition and growth rates within the third-party logistics industry; freight levels and availability of truck capacity or alternative means of transporting freight, and changes in relationships with existing truck, rail, ocean and air carriers; changes in our customer base due to possible consolidation among our customers; our ability to integrate the operations of acquired companies with our historic operations successfully; risks associated with litigation and insurance coverage; risks associated with operations outside of the U.S.; risks associated with the produce industry, including food safety and contamination issues; changing economic conditions such as general economic slowdown, decreased consumer confidence, fuel shortages and the impact of war on the economy; and other risks and uncertainties detailed in our Annual and Quarterly Reports.

Conference Call Information:

C.H. Robinson Worldwide Fourth Quarter 2006 Earnings Conference Call

Wednesday, January 31, 2007 10:00 a.m. Eastern time

Live webcast available through Investor Relations link at www.chrobinson.com

Telephone access:800-218-0713

Webcast replay available through February 14, 2007; Investor Relations link at www.chrobinson.com

Telephone audio replay available until 12:59 a.m. Eastern Time on February 3, 2007: 800-405-2236; passcode:11080688#

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2006	2005	2006	2005
Gross Revenues:
Transportation	$ 1,347,413	$1,315,479	$ 5,321,547	$ 4,655,746
Sourcing	284,638	258,168	1,192,297	995,235
Information Services	10,540	9,850	42,350	37,967
Total gross revenues	1,642,591	1,583,497	6,556,194	5,688,948
Gross Profits:
Transportation
Truck	213,375	178,167	822,954	666,605
Intermodal	9,620	8,655	36,176	31,392
Ocean	9,587	8,770	37,150	29,182
Air	5,686	4,840	21,533	13,321
Miscellaneous	7,892	5,503	28,152	19,824
Total transportation	246,160	205,935	945,965	760,324
Sourcing	21,822	20,297	94,229	81,459
Information Services	10,540	9,850	42,350	37,967
Total gross profits	278,522	236,082	1,082,544	879,750

Operating costs and expenses:
Personnel expenses	129,146	109,649	515,947	427,311
Selling, general, and administrative expenses	39,001	33,811	148,752	126,078
Total operating expenses	168,147	143,460	664,699	553,389
Income from operations	110,375	92,622	417,845	326,361

Investment and other income	3,330	2,109	11,843	6,392

Income before provision for income taxes	113,705	94,731	429,688	332,753
Provision for income taxes	41,878	36,585	162,763	129,395
Net income	$ 71,827	$ 58,146	$ 266,925	$ 203,358

Net income per share (basic)	$ 0.42	$ 0.34	$ 1.56	$ 1.20
Net income per share (diluted)	$ 0.41	$ 0.33	$ 1.53	$ 1.16
Weighted average shares outstanding (basic)	170,555	169,990	170,888	170,052
Weighted average shares outstanding (diluted)	174,104	175,731	174,787	174,698

CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands)

	December 31, 2006	December 31, 2005

Assets
Current assets:
Cash and cash equivalents	$ 348,592	$ 230,628
Available-for-sale securities	124,767	122,551
Receivables, net	764,995	716,725
Other current assets	17,794	14,877
Total current assets	1,256,148	1,084,781

Property and equipment, net	82,071	60,721
Intangible and other assets	293,474	249,566
	$ 1,631,693	$ 1,395,068

Liabilities and stockholders' investment
Current liabilities:
Accounts payable and outstanding checks	$ 540,129	$ 473,882
Accrued compensation	98,408	94,333
Other accrued expenses	48,412	44,268
Total current liabilities	686,949	612,483

Long term liabilities	1,022	2,548
Total liabilities	687,971	615,031

Total stockholders' investment	943,722	780,037
	$ 1,631,693	$ 1,395,068

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (unaudited) (In thousands, except operational data)
	Twelve months ended December 31,

	2006	2005
Operating activities:
Net income	$ 266,925	$ 203,358
Stock-based compensation	47,292	34,900
Depreciation and amortization	23,932	18,500
Other non-cash expenses, net	(1,718)	8,552
Net changes in operating elements	6,946	(41,205)
Net cash provided by operating activities	343,377	224,105

Investing activities:
Net property additions	(41,543)	(21,824)
Cash paid for acquisitions	(39,724)	(60,153)
Purchases of available-for-sale securities	(119,864)	(114,696)
Sales/maturities of available-for-sale securities	118,838	113,747
Other assets, net	1,056	(3,748)
Net cash used for investing activities	(81,237)	(86,674)

Financing activities:
Net repurchases of common stock	(67,085)	(23,293)
Excess tax benefit from stock based compensation plans	12,078	4,983
Cash dividends	(90,838)	(51,458)
Net cash used for financing activities	(145,845)	(69,768)
Effect of exchange rates on cash	1,669	(3,511)

Net increase in cash and cash equivalents	117,964	64,152
Cash and cash equivalents, beginning of period	230,628	166,476
Cash and cash equivalents, end of period	$ 348,592	$ 230,628

	As of December 31,
	2006	2005
Operational Data:
Employees	6,768	5,776
Branches	214	196

###